Exhibit 10.43

                        LEASE AND OPTION TO BUY AGREEMENT

     In the City of San Juan, Commonwealth of Puerto Rico, on this twenty-five day of May, Nineteen Hundred Eighty Nine

                                    BEFORE ME

     EDUARDO M. JOGLAR, Attorney at Law and Notary Public in and for the

Commonwealth of Puerto Rico, with residence in San Juan, and offices in the Six

Floor of Banco Cooperativo Plaza, 623 Ponce de Leon Avenue, Hato Rey, Puerto

Rico

                               PERSONALLY APPEAR

     ALTA CASTING CORPORATION (hereinafter called "Landlord"), a corporation organized under the laws of the Commonwealth of Puerto Rico with offices State

Road #2, Kilometer 19.6, Toa Baja, Puerto Rico, represented herein by its

Treasurer Mister Rene Ruisanchez, of legal age, married, property owner and resident of Guaynabo, Puerto Rico, who binds himself to show his authority to execute this deed for and on behalf of Landlord - whenever and wherever required to do so, and

     SIMMONS CARIBBEAN BEDDING, INC., (hereinafter called "Tenant") a corporation organized under the laws of Puerto Rico duly authorized to do business in the Commonwealth of Puerto Rico and with offices within said

Commonwealth at the leased premises, represented herein by its Vice President,

Mister Jose J. Perez, of legal age, married, executive and a resident of

Guaynabo, Puerto Rico, who binds himself to show his authority to execute this agreement on behalf of Tenant, whenever and wherever required to do so.

                                    I CERTIFY

     That I personally know the appearing parties, and from their statements I also attest as to their age, civil status, occupation and residence.  They assure me that they have, and in my judgment they do have, the legal capacity necessary for this act, and for that purpose, they,


                                 DECLARE AND SAY

     FIRST:  The Leased Premises - Landlord represents, warrants and covenants,
             -------------------

that it is the owner of record in fee simple (pleno dominio), of, and has good and marketable title
to the following property described in Spanish as follows:

     "RUSTICA": Parcela radicada en el barrio Candelaria del termino municipal de Toa Baja, Puerto Rico, con una cabida superficial de tres mil metros cuadrados con sesenta y dos centesimas (3,000.62) y an lindes: por el Norte, en treinta y tres metros con la Carretera numero Dos (2); por el Sur, Este y Oeste, en cuarenta metros, ochenta y cinco metros y ochenta y tres metros respectivamente con la finca principal de la cual se segrega, propiedad del senor German Acuna. Dicha parcela es segregacion de la finca numero doscientos nueve (209) que se encuentra inscrita al folio numero doscientos doce (212) del tomo numero cuatro (4) de Bayamon, Puerto Rico, segun consta de la escritura numero Uno de Segragacion, Compraventa e Hipoteca otorgada ante el Notario
Edgar Mendez Rivera los cuatro dias del mes de enero de mil novecientos sesenta y ocho la cual ha sido presentada en el Registro".

     SECOND:  Landlord hereby leases, rents, lets, and demises unto Tenant, and

Tenant hereby takes and hires from Landlord, the above referred parcel of land and the factory building (the Building) existing on the said parcel at present

(parcel) building, hereinafter referred to as the demised premises or the leased premises which building is described as follows:

     One-story steel and concrete industrial building at Kilometer 19.6, State

Road #2, Barrio Candelaria, Toa Baja, Puerto Rico, consisting of a total of

24,400 square feet of construction on a lot area of 3,000 square meters.

     To be used for the installation and operation of a factory to warehouse,

assemble and/or manufacture bedding furniture and any other home furnishings for the term hereinafter set forth, upon and subject to the following conditions,

covenants, limitations and terms:

     ARTICLE ONE: TERM - The term of this lease (the Lease) shall be sixty
                  ----

months (60) commencing June 1, 1989 and ending May 31, 1994.  Landlord hereby grants Tenant an option for two more terms of five years each.  Shall Tenant exercise the option of the first five years extension the same shall commence

June 1, 1994 and ends May 31, 1999.  The second extension will be commencing

June 1, 1999 and ending May 31, 2004.  Tenant shall give Landlord notice of its intention to exercise those options with at least one month in advance of the commencement of each of the extensions, by certified mail, or such option will expire automatically, and therefore be considered null and void.

     ARTICLE TWO: RENT - The rent for the demised premises shall be at the rate
                  ----

of $3.10 per square foot equivalent to $75,640.00 per annum, payable monthly in advance in equal installments of $6,303.33 each for the first sixty months.

     In the case that Tenant exercises the option for the first extension aforementioned for five more years, then the rent from month sixty one (61) to eighty four (84), both inclusive, will be at a rate of $3.30 per square foot or

$6,710.00 monthly: the rent for the months eighty five (85) to one hundred and eight (108) both inclusive, will be at a rate of $3.45 per square foot or

$7,315.00 monthly; and the rent for the months one hundred and nine (109) to one hundred and twenty (120) both inclusive will be at a rate of $3.60 per square foot or $7,320.00 monthly.

     In the case that Tenant exercises the option for the second five years extension, then the rent for the first 24 months of this second extension will be at a rate of $3.75 per square foot or $7,625.00 monthly; for the months 25 to

48 of the extension the rent will be at a rate of $3.90 per square foot or

$7,930.00 monthly; and the rent for the months 49 to 60 of the second extension will be at a rate of $4.05 per square foot or $8,235.00 monthly.

     ARTICLE THREE: USE OF THE PREMISES - Tenant shall be able to use the
                    -------------------

demised premises in accordance with the existing use permit.  However, for all new uses Tenant shall forthwith obtain a use permit for the demised premises and

Tenant shall use the demised premises for the uses therein permitted and for no other purpose.  Tenant shall not use the demised premises in any manner forbidden or prohibited by any laws, rules or regulations of the Commonwealth of Puerto Rico, the Planning Board, or any other governmental authority having jurisdiction over the premises; nor shall Tenant use the demised premises in any manner which may reasonably be expected to result in damage to the floor, roof or structural portions of the building, normal wear and tear excepted.  Tenant shall have the rights to install and remove interior partitions, a water heater, lighting fixtures, power transformers and power distribution system, trade fixtures, machinery, and equipment necessary for the uses of the demised premises herein permitted: provided, however, that upon the expiration of this lease, Tenant shall be obligated at Tenant sole expense, if requested by the Landlord, to remove same and restore the demised premises to its original state and condition at the commencement of this lease, normal wear and tear excepted; and provided, further, that Tenant shall not make any structural alterations in or to the demised premises or alter the roof or exterior appearance of the Building in any manner without first procuring the

Landlord's written consent, such consent not to be unreasonably withheld.

Tenant shall not install a boiler in or about the demised premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld.  Any improvement to the leased premises will remain for the benefit of the Landlord and Tenant will not be entitled to reimbursement of any kind.

     ARTICLE FOUR: INSURANCE - Tenant shall not do anything in or about the
                   ---------

demised premises which will in any way impair or invalidate the obligation of any policy of insurance on the Landlord's property or the Building, or increase the cost of insurance coverage of the Building above the standard rate for light industry and general warehousing.  Landlord shall not be liable to Tenant for damage to or destruction of Tenant's property or that of Tenant's customers,

employees or agents, resulting from fire, water damage or other casualty. Tenant shall, throughout the term of this lease, maintain in full force public liability insurance insuring both the Landlord and the Tenant against any and all claims for damages to persons or property, or for loss of life or of property, occurring upon the or about the demised premises, such insurance to afford-
immediate protection to the limits of not less than THREE HUNDRED THOUSAND

DOLLARS ($300,000.00) in respect to bodily injury or death to any one person,

and to the limit of not less than ONE MILLION DOLLARS ($1,000,000.00) in respect to any one accident, and to the limit of not less than ONE HUNDRED THOUSAND

DOLLARS  ($100,000.00) for property damage.  In the event Tenant fails or refuses to maintain such insurance, Landlord may, at its option, after notifying

Tenant in writing of Landlord's intention to do so procure the same for the account of the Tenant, the premiums therefor to be deemed as additional rent due and payable with the next following month's installment of stipulated rent.

     ARTICLE FIVE: FIRE OR OTHER CASUALTY - In the event of extensive damage or
                   ----------------------

destruction of the demised premises, Landlord shall  have the option either: (1)

to repair or rebuild the demised premises or (2) to terminate this lease by written notice to Tenant forwarded within thirty (30) days of the occurrence of the fire or other casualty causing such extensive damage or destruction.

Extensive damage or destruction shall be deemed to have occurred when the cost of repairing the same exceeds twenty-five percent (25%) of the appraised value of the demised premises immediately preceding such fire or other casualty.

     Tenant agrees to give the Landlord written notice of any damage to or destruction of the demised premises, within five (5) days after the occurrence of the casualty.

     If the demised premises or any portion therein are so damaged as to be untenantable or unfit for occupancy, or for formal conduct of business and

Tenant temporarily vacates the demised premises or any portion thereof, then the rent hereby reserved shall be abated or proportionally reduced from the date of the casualty, until the said premises have been repaired or rebuilt and made fit for occupancy and use, or, if this Lease is terminated by Landlord as aforesaid,

until the date of such termination.

     Should any repairs or rebuilding of the demised premises planned or undertaken by Landlord after such extensive damage or destruction of the demised premises require for completion more than six (6) months, from the date of notice to Landlord of such damage or destruction, then Tenant shall have the option to terminate this lease effective thirty (30) days after sending to the

Landlord written notice of such decision to terminate the lease.

     It is agreed that the liability of the Landlord, if any, hereunder shall be limited repairing and restoring the demised premises within a period not to extend beyond six (6) months from the date of notice of the event causing the damage or destruction excluding any leasehold improvements by Tenant to the same condition it was in immediately prior to such damage by fire or other casualty,

and that Landlord shall not be liable to repair or restore any leasehold improvements installed by the Tenant nor fixtures, equipment, inventory or other property brought upon the demised premises by Tenant, nor shall Landlord be responsible for any delays occasioned by cause beyond its control.

     ARTICLE SIX: PARKING FACILITIES - The Landlord agrees that all parking
                  ------------------

spaces within or adjacent to the demised premises are covered by this lease and,

therefore, are for the exclusive use of Tenant at no additional rent.

     ARTICLE SEVEN: SUBLEASE - Tenant shall not have the right to sublet or
                    --------

assign the whole or part of the demised premises without the prior written consent of the Landlord, such written consent not to be unreasonably withheld.

However, Landlord agrees that Tenant shall have the right to sublet or assign the whole or part of the demised premises without the prior written consent of the Landlord if the assignment or the subleasing is to a corporation which is an

Affiliate or Subsidiary or Parent of the Tenant, or to a corporation into which the Tenant, Affiliate or Subsidiary, may be merged or consolidated.  No sublease or assignment by Tenant under this lease shall affect or reduce any of the obligations of Tenant under this Lease, but the lease shall continue in full force and effect.

     The consent of the Landlord to the sublease of or to the assignment of this lease on the demised premises shall not be deemed a novation of this contract,

and the Tenant agrees to remain liable hereunder irrespective of such sublease or assignment.

     ARTICLE EIGHT: UTILITIES - Tenant shall promptly pay for all waste
                    ---------

collection, septic tank cleaning, lights, electrical power, water or other utilities used in the demised premises.  If a water heater, or electric power transformer and distribution systems are required by the Tenant, the same shall be installed by the Tenant at Tenant's sole cost and expense.  Tenant shall have the right to remove the above items prior to the termination of the lease.

     ARTICLE NINE: MAINTENANCE - Tenant shall keep the grounds adjacent to the
                   -----------

demised premises, and the exterior, interior and doors and windows of the demised premises clean and in good order, condition, and repair as when delivered to Tenant, excepting ordinary wear and tear, damage by force majeure or damage resulting from Landlord's negligence and Landlord shall maintain the roof and all structural parts of the demised premises, except for repairs necessitated by Tenant's negligence, within a reasonable item (in no event later than thirty (30) days after Tenant has demanded in writing that Landlord perform such work) and, if Landlord fails to so perform this work, then Tenant may, at its option, perform such work and offset the cost of such work, and the cost of any other work necessitated by Landlord's failure to timely perform against the rent.

     ARTICLE TEN: ENTRY AND INSPECTION - Tenant, upon receiving reasonable
                  --------------------

notice from the Landlord shall permit Landlord or Landlord's agent to enter the demised premises at all reasonable hours for the purpose of inspecting the same,

or for cleaning and/or making repairs required hereunder to be performed by the Landlord, or that Tenant neglects or refuses to make in accordance with the terms and covenants and conditions of this lease.  Any and all cost and expenses incurred by Landlord in cleaning and/or maintaining the

Demised Premises when such work is Tenant's responsibility, and/or the grounds adjacent thereto shall be charged to Tenant as additional rent which shall be due and payable in full together with the next following regular monthly installment or rental - provided that the Landlord, before cleaning and/or maintaining the Demised Premises and/or the grounds adjacent thereto, gave

Tenant a written notice of its intention to perform such work if the Tenant continued to default in its obligation to perform such work, for a period of thirty (30) days after Tenant's receipt of such written notice.

     ARTICLE ELEVEN: DEFAULT BY TENANT - The following shall be considered
                     -----------------

events of default hereunder:

(a) Non-payment by Tenant of any installment of the stipulated rent or additional rent within ten (10) days after the rent installment is due.  Non-

compliance by Tenant with any of the terms, conditions or covenants of this lease except for non-payment of rent, after written notice of such non-

compliance had been given to Tenant and the same has not been corrected within thirty (30) days thereafter.

(b) The adjudication of Tenant in bankruptcy, either by voluntary or involuntary proceedings, or the filing by or against the Tenant of a legal proceeding seeking reorganization, arrangement or composition proceedings under the Acts of

Congress relating to bankruptcy, the appointment of a Trustee or of a Receiver either temporarily or permanently, for the business or property of the Tenant or any part of it, voluntarily or through legal proceedings; and the levy of any business or property of the Tenant, shall cause the termination of this lease.

Except that when the foregoing proceedings are not voluntary on the part of the

Tenant, the Tenant shall have thirty (30) days from the filing of such petition or the
appointment of such trustee or receiver, within which to vacate the proceedings.

(c)  If any of the EVENTS OF DEFAULT herein mentioned occur, the Landlord, at its option, may reenter and take possession of the Demised Premises and remove all persons and property therefrom.  Tenant agrees to pay Landlord on demand,

the cost including attorney's fees, of recovery of possession of said premises and the worth, at the time or such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this lease for the balance of the term, over the then reasonable rental value for the Demised

Premises for the same period.  The several rights and remedies herein granted to

Landlord shall be cumulative and, in addition to any others, it may be entitled to by law, and the exercise of one or more rights or remedies shall not impair

Landlord from exercising any other right or remedy; and Tenant hereby waives all claims for damages that may be caused by the action of Landlord under the provisions of this paragraph, and all claims for damages to, or loss of property belonging to Tenant, or any other person, firm or corporation that may be in or upon the Demised Premises at the time.

     ARTICLE TWELVE: NO WAIVER - Any failure of Landlord to enforce the
                     ---------

provisions of this Lease shall not be construed as modifying in any way the terms of this lease or a waiver of Landlord's rights to terminate this lease as herein provided or otherwise enforce the provisions hereof for any subsequent default.

     ARTICLE THIRTEEN: DELIVERY OF POSSESSION - Landlord shall not be liable for
                       ----------------------

any damages sustained by Tenant arising out of the failure of the Landlord to deliver possession of the Demised Premises to the Tenant on the date herein provided for the commencement of this lease except to the extent of abatement of stipulated rent from the date of commencement of this lease to the day possession is delivered to the Tenant.

     ARTICLE FOURTEEN:  DAMAGES FOR DEFAULT - Tenant agrees to
                        -------------------
pay all damages, and reasonable costs and expenses which the Landlord may suffer or incur by reason of any default of Tenant for failure on his part to comply with the covenants of this lease.

     Tenant shall place with Landlord a bond or surety either in cash or through a Bonding and/or Surety Company equivalent to the rent of two months.  These monies, if any, deposited with the Landlord cannot be applied to any unpaid rent and shall be given back to Tenant at the expiration of the lease once the

Demised Premises have been delivered to Landlord in satisfactory conditions.

     Tenant and landlord further agree as a liquid sum payable to Landlord in case of default by Tenant and the abandonment of the Demised Premises by it before the expiration of the lease or any of its extensions, equal to the remaining months of the agreement at the moment of default or abandonment in the case that the Demised Premises could not be leased to any other party, but in case that the Landlord be able to lease the property again, then Tenant shall be responsible for those months for which the Demised Premises were unrented plus the expenses the Landlord might have to incur in the new lease including any realtor fee, if any; in addition, tenant shall pay to Landlord the difference in rent if the rent of the new tenant is less than that established in this agreement for Tenant for that specific period of time.


     ARTICLE FIFTEEN: BINDING ON SUCCESSORS.  This lease agreement shall inure
                      ---------------------

to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors or assigns.

     ARTICLE SIXTEEN: NOTICES - All notices, demands and communications
                      -------

hereunder shall be made in writing and sent by registered mail, and if intended for Landlord shall be addressed to: Alta Casting Corporation, P.O. Box 2407, Toa

Baja, Puerto Rico 00759-2661 or such address as may be requested by Landlord in writing; and if intended for Tenant,
shall be addressed to:  Simmons Caribbean Bedding, Inc., P.O. Box 229      , Toa

Baja, Puerto Rico 00759.

     ARTICLE SEVENTEEN: VACATION AT EXPIRATION OF LEASE: Tenant obligates
                        -------------------------------

himself to vacate the premises upon the expiration of this lease unless a mutually satisfactory extension has been agreed upon.  Tenant will be held fully liable for damage suffered by Landlord because of Tenant's failure to vacate the premises upon the expiration of this lease.

     ARTICLE EIGHTEEN:  PLACE OF PAYMENT - All rent shall be payable at the
                       -----------------

office of the Landlord, or at such other place as Landlord may from time to time designate by notice in writing.

     ARTICLE NINETEEN: WARRANTY OF TITLE - Landlord covenants and warrants that
                       -----------------

it is seized of good marketable title to the Demised Premises, free of all occupancies, tenants or encumbrances and that it has full right and authority to enter into this lease and that the Demised Premises will be free of all encumbrances or other objections to title at the commencement of the term of this lease, except to easements and restrictions of record which will not affect

Tenant's use and occupancy of the premises.

     ARTICLE TWENTY:  Any increase in property tax imposed on the Demised

Premises after the execution of this agreement shall be considered as additional rent and shall be paid by Tenant when due but only after the first sixty (60)

months of this agreement have expired.  That means that any increase in property tax will be considered as additional rent only after month sixty (60) of this agreement, even though the tax increase had been imposed prior to that month and that any increases in such property tax during the first 60 months shall be the sole responsibility of and for the account of Landlord for those sixty months only, being the Tenant's sole responsibility thereafter.

     ARTICLE TWENTY-ONE: OPTION TO BUY - Landlord hereby grants Tenant an option
                         -------------

to buy from them the Demised Premises under the follow-ing conditions:

     ONE:  The price of sale of the Demised Premises is hereby established as

SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00) if Tenant exercises this option and therefore buys the Demised Premises from Landlord during the next five years from the execution of this agreement.  After five years from the execution of this agreement this option will expire, except that if, and only if, Tenant exercises its option to expand the lease agreement of the Demised Premises as it is hereby established, then during any extensions of the lease agreement, Tenant might exercise an option to buy the Demised Premises from Landlord, but in that case the price of sale will be that of the market value of the Demised Premises at the moment of the sale.  The price will be established by an independent licensed Professional Appraiser selected jointly by the Landlord and Tenant, but it is hereby agreed and stated by the parties of this contract that in any case the price of sale shall not be less than SEVEN HUNDRED THOUSAND DOLLARS

($700,000.00).

     TWO:  The consideration for this option is the amount of one dollar

($1.00).

     THREE:  In the case that Tenant be declared in default by Landlord in the lease agreement and such default shall continue for 30 days after notice of such default to Tenant from the Landlord then the option to buy hereby granted will expire and/or will be considered null and void automatically.

     ARTICLE TWENTY-TWO: ENTIRE AGREEMENT - This lease and option to buy
                         ----------------

agreement contains the entire agreement between the parties and shall not be modified except by an instrument in writing executed by the parties or their respective successors in interest.


     The undersigned Notary Public hereby certifies that he has made to the appearing parties all necessary legal admonitions and advertences pertinent to this contract, and thus they state and execute.

           JOSE J. PEREZ                                RENE RUISANCHEZ
- -----------------------------------               ------------------------------
               TENANT                                       LANDLORD
Simmons Caribbean Bedding, Inc.                   Alta Casting Corporation
by:  Jose J. Perez, Vice                          by: Rene Ruisanchez
President  Lic. #651335                           Treasurer

Affidavit num  739
              -----

     Sworn and subscribed to before me by Rene Ruisanchez and Jose J. Perez, of the personal circumstances above stated and to whom I know personally, in San

Juan, Puerto Rico this   day of May, 1989







                   [SEAL           EDUARDO M. JOBLAR
                    of             NOTARY PUBLIC
                   Notary]

                                    ADDENDUM
                                    --------

                         MODIFICATION OF LEASE AGREEMENT

     In the City of San Juan, Commonwealth of Puerto Rico, on this Seventh (7th)

day of April Nineteen Hundred Ninety Four (1994).

                                   APPEARANCE
                                   ----------

     AS PARTY OF THE FIRST PART:  ALTA CASTING CORPORATION (hereinafter referred to as "Landlord"), a corporation organized under the Laws of the Commonwealth of Puerto Rico represented herein by Mr. Rene Ruisanchez, of legal age, married,

Treasurer and resident of Guaynabo, Puerto Rico, who binds himself to show his authorization to execute this document for and on behalf of Landlord whenever and wherever required to do so, and:

     AS PARTY OF THE SECOND PART: SIMMONS CARIBBEAN BEDDING, INC. (hereinafter referred to as "Tenant"), a corporation organized under the Laws of Puerto Rico duly authorized to do business in the Commonwealth of Puerto Rico and with offices within said Commonwealth at the leased premises, represented herein by its President, Mr. Hector M. Osorio, of legal age, married, property owner and resident of Guaynabo, Puerto Rico, who binds himself to show his authority to execute this agreement on behalf of Tenant whenever and wherever required to do

so.

                                      STATE

     A.  The herein appearing parties executed a Lease and Option To Buy

Agreement in San Juan, Puerto Rico on May 25, 1989 before Notary Public Eduardo

M. Joglar for the term of five (5) years (60 months) commencing on June 1, 1969 and ending on May 31, 1994, subject to renewal option for two (2) additional terms of five (5) years as stated in Article One of the Lease Contract.

     B.  Leased Premises (Land and building) are located at

Km. 19.6 State Road #2, Barrio Candelaria, Toa Baja, Puerto Rico.

     C.  That the appearing parties acknowledge and agree that Tenant will probably vacate leased premises by the end of 1994 due to relocalization of the manufacturing facilities and to those effects have agreed to modify the terms of the renewal option specified in Article One and Article Two of the Lease

Contract as follows:

     1.  Renewal option of lease agreement will be for one (1) additional year,

on a month to month basis commencing on June 1, 1994.
- -------------------------

     2.  The Rent for the renewal option will be the same specified in Article

One of the Lease Contract executed between the parties, that is $3.30 per square foot or $6,710.00 of monthly rent for the first two years of the renewal.

     3.  Tenant agrees to notify Landlord with four (4) months in advance the anticipated date in which vacation of premises will take place.

     4.  During this term Tenant agrees and permits Landlord to visit and show leased premises to prospective tenants.

     5.  In the event that Landlord cannot lease premises at the time Tenant vacates the same, Tenant will pay the corresponding rent for a maximum term of two (2) additional months.

     6.  If Landlord leases premises during said two (2) additional months,

Tenant will only pay Landlord rent for the corresponding period of time in which premises are vacated.

     7.  All other terms and conditions of the Lease and Option To Buy Agreement executed by the herein appearing parties on May 25, 1989 will remain in full force and effect.

     8.  Tenant (at its cost) will place four (4) ads at "El Nuevo Dia"

newspaper offering the leased premises for rent. Said ads will be published about two (2) months prior to date of moving out.





           HECTOR M. OSORIO                             RENE RUISANCHEZ
- -----------------------------------               ------------------------------
               TENANT                                       LANDLORD
SIMMONS CARIBBEAN BEDDING, INC.                   ALTA CASTING CORPORATION
by:  Mr. Hector M. Osorio                              by: Mr. Rene Ruisanchez
         President                                          Treasurer

Affidavit NO. 1544
              -----

     Sworn and subscribed to before me by Hector M. Osorio and Rene Ruisanchez of the above personal circumstances, to me personally known in San Juan, Puerto

Rico this 7th day of April, 1994.



                   [SEAL OF             JUAN CANIN-PIEVE
                NOTARY PUBLIC]
                                        NOTARY PUBLIC